0844-00-04

                                AMENDMENT TO THE

                  FACULTATIVE AGREEMENT Dated September 1, 1991

                                     between

                CUNA MUTUAL LIFE INSURANCE COMPANY, Waverly, Iowa

                                       and

                  RGA REINSURANCE COMPANY, St. Louis, Missouri

                  This Amendment is Effective December 31, 1996

I.  NAME CHANGE

    Effective December 31, 1996, the name of Century Life of America has been changed to CUNA Mutual Life Insurance Company and this Agreement is hereby amended to reflect this name change. All provisions contained in this document now apply to reinsurance business between CUNA Mutual Life Insurance Company, Waverly, Iowa, and RGA Reinsurance Company, St. Louis, Missouri.

II. All provisions of the Facultative Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

CUNA MUTUAL LIFE INSURANCE COMPANY

By: /s/ Robert M. Buckingham              By: Becky Winkey
    ------------------------                --------------------

Title: Vice President                   Title: Valuation Manager
       ---------------------                   --------------------

Date: Nov. 6, 1996
      ----------------------

RGA REINSURANCE COMPANY

By: /s/ Charles E. Brawner
    ------------------------

Title: Vice President
       ---------------------

Date: 11-4-96
      ----------------------

26708440.004
CENTURY.0844-00-04
November 1, 1996